For the period ending 11/30/00
File Number 811-4781


This report is signed on behalf of the registrant.

City of: Montpelier     State of: Vermont    Date: 01/19/01


Name of Registrant: SENTINEL PENNSYLVANIA TAX-FREE TRUST
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By:  THOMAS P. MALONE                     Witness:  SCOTT G. WHEELER
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     Thomas P. Malone                               Scott G. Wheeler
     Vice President and Treasurer                   Assistant Vice President
                                                     and Assistant Treasurer